UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2025

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3784 Commerce Ct, Suite 100, North Tonawanda, NY	14120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 576-0183

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POSC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective October 31, 2025, prior to the reporting obligations of Positron Corporation (the “Company”), Freed Maxick P.C. (“Freed”) resigned as the Company’s independent registered public accounting firm.

Engagement of New Independent Registered Public Accounting Firm

Effective December 10, 2025, the Company appointed Salberg & Company, P.A. (“Salberg”) as its new independent registered public accounting firm. Salberg has been retained to audit the Company’s financial statements as of and for the fiscal year ended December 31, 2025, and to perform reviews of the Company’s interim financial statements for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026.

During the two most recent fiscal years and through December 10, 2025, the Company has not consulted with Salberg regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a “disagreement” (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITRON CORPORATION

Date: December 16, 2025	By:	/s/ Adel Abdullah
Name: Adel Abdullah
Title: President

3